EXHIBIT 99.1

Home BancShares, Inc. Remains Profitable in First Quarter During Unprecedented Times

CONWAY, Ark., April 16, 2020 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, released first quarter earnings today.

Highlights of the First Quarter of 2020:

Metric	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Net Income	$507,000	$73.3 million	$72.8 million	$72.2 million	$71.4 million
Total Revenue (net)	$162.7 million	$167.8 million	$167.7 million	$164.1 million	$163.1 million
ROA	0.01%	1.94%	1.93%	1.92%	1.92%
NIM	4.22%	4.24%	4.32%	4.28%	4.30%
Purchase Accounting Accretion	$7.6 million	$9.1 million	$8.5 million	$9.2 million	$9.1 million
ROE	0.08%	11.71%	11.84%	12.18%	12.34%
ROTCE (non-GAAP)(1)	0.14%	19.55%	20.04%	21.01%	21.53%
Diluted Earnings Per Share	$0.00	$0.44	$0.44	$0.43	$0.42
Non-Performing Assets to Total Assets	0.44%	0.43%	0.45%	0.51%	0.52%
Common Equity Tier 1 Capital	11.6%	12.4%	12.2%	11.6%	11.4%
Leverage	10.8%	11.3%	10.9%	10.5%	10.2%
Tier 1 Capital	12.1%	13.0%	12.8%	12.2%	12.0%
Total Risk-Based Capital	15.8%	16.4%	16.2%	15.5%	15.4%
Allowance for Credit Losses to Total Loans	2.01%	0.94%	0.97%	0.96%	0.97%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“The earnings power of HOMB has really shone through this quarter,” said John Allison, Chairman. “After $95 million of noise, most of which were non-cash expenditures, to still be profitable is remarkable,” continued Allison.

“Banking is an essential business and no doubt a backbone to the American economy,” said Tracy French, Centennial Bank President and Chief Executive Officer. “It’s been amazing to watch our team of bankers push through thousands of loans totaling just under $1 billion dollars in about ten days to assist our customers through the Paycheck Protection Program,” French continued.

Operating Highlights

During the first quarter of 2020, the Coronavirus (“COVID-19”) pandemic has had a significant impact on global markets driven by supply chain and production disruptions, workforce restrictions, travel restrictions, retail closures, and reduced consumer spending and sentiment, amongst other factors.  The potential global and economic impacts of the coronavirus continue to evolve rapidly and HOMB is continuing to closely monitor the situation.

During the quarter, we had a lot of net income noise compared to previous quarters.  The most significant noise is related to COVID-19.  As a result of COVID-19, the Company recorded a $71.7 million provision for credit losses, a $7.8 million expense for the increase in our unfunded commitment reserve, an $842,000 provision for credit losses on investment securities, and a $5.8 million write-down for the fair value adjustment on marketable securities.  This was the first quarter under which the Company began accounting for credit losses under Accounting Standards Codification (ASC) 326, Financial Instruments – Credit Losses, which increased the loan provision by $5.0 million.  We incurred $10.0 million of expense as a result of our LH-Finance acquisition, which we completed on February 29, 2020, including $9.3 million for the provision for credit losses and $711,000 of acquisition expenses.  The acquired loan portfolio is now housed in our Shore Premier Finance division.  The Company also had $1.1 million of expense for outsourced special projects and $7.0 million of special dividend income from one of our equity investments.  The summation of all these items resulted in net additional expense of  $95.2 million, or $70.3 million after tax.  Excluding these items, our net earnings, as adjusted (non-GAAP), for the quarter ended March 31, 2020 were $70.8 million, or $0.43 diluted earnings per share, compared to $73.1 million, or $0.44 diluted earnings per share, for the quarter ended December 31, 2019.(1)

The Company adopted ASC 326 (“CECL”) as of January 1, 2020.  The adoption of this standard increased the opening balance for the allowance for credit losses by $44.0 million.  The new CECL accounting standard requires that both a discount and an allowance for credit losses be recorded on loans during an acquisition.  This is commonly referred to as “double accounting.”  During the first quarter, we completed the acquisition of $406.2 million of loans from LH-Finance.  As a result, we recorded a $6.2 million loan discount and a $9.3 million increase in the allowance for credit losses for the double accounting for this acquisition.
____________________
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release

During the first quarter of 2020, we recorded $86.8 million of total credit loss expense.  This expense is comprised of the following components – investment securities, CECL double accounting for LH-Finance, CECL loan provision and CECL COVID-19 loan provision.   We recorded $842,000 for credit losses on investments related to our sales tax bonds with lower coverage ratios.  The CECL double accounting for LH-Finance was $9.3 million.  The normal CECL loan provision was approximately $5.0 million and the CECL COVID-19 loan provision was approximately $71.7 million.   Our CECL provisioning model is significantly tied to projected unemployment rates.   As a result of COVID-19, the unemployment rate projections significantly increased from January 1 to the end of March 2020, which resulted in the $71.7 million provision related to COVID-19.

Our net interest margin was 4.22% for the three-month period ended March 31, 2020 compared to 4.24% for the three-month period ended December 31, 2019. The yield on loans was 5.79% and 5.90% for the three months ended March 31, 2020 and December 31, 2019, respectively, as average loans increased from $10.87 billion to $11.01 billion. Additionally, the rate on interest bearing deposits decreased to 1.08% as of  March 31, 2020 from 1.21% as of December 31, 2019, with average balances of $8.99 billion and $8.82 billion, respectively.

From the fourth quarter of 2019 to the first quarter of 2020, we experienced a $672,000 decrease in investment premium amortization as a result of the change in prepayment speeds.  This decreased investment premium amortization positively impacted the net interest margin for the quarter ended March 31, 2020 by 2.0 basis points.

During the first quarter of 2020, event interest income was $558,000 compared to event interest income of $549,000 for the quarter ended December 31, 2019.

For the three months ended March 31, 2020 and December 31, 2019, we recognized $7.6 million and $9.1 million, respectively, in total net accretion for acquired loans and deposits. The $1.5 million reduction in accretion income decreased the net interest margin by 4.5 basis points for the first quarter of 2020.

Purchase accounting accretion on acquired loans was $7.6 million and $9.1 million and average purchase accounting loan discounts were $69.4 million and $91.9 million for the three-month periods ended March 31, 2020 and December 31, 2019, respectively. Net amortization of time deposit premiums was $30,000 per quarter and net average remaining CD premiums were $236,000 and $266,000 for the three-month periods ended March 31, 2020 and December 31, 2019, respectively.

Net interest income on a fully taxable equivalent basis decreased $153,000, or 0.11%, to $141.0 million for the three-month period ended March 31, 2020, from $141.1 million for the three-month period ended December 31, 2019. This decrease in net interest income for the three-month period ended March 31, 2020 was the result of a $3.1 million decrease in interest income, which was partially offset by a $2.9 million decrease in interest expense. The $3.1 million decrease in interest income was primarily the result of a $3.1 million decrease in loan interest income and a $126,000 net decrease in investment income partially offset by a $167,000 increase in income on deposits with other banks. The $2.9 million decrease in interest expense was primarily the result of a $2.6 million decrease in interest expense on deposits. This decrease was the result of a $1.6 million decrease in interest expense on savings and interest-bearing transaction accounts and a $1.0 million decrease in interest expense on time deposits.

Non-performing loans to total loans was 0.53% as of March 31, 2020 compared to 0.50% as of December 31, 2019. Non-performing assets to total assets increased from 0.43% as of December 31, 2019 to 0.44% as of March 31, 2020. For the first quarter of 2020, net charge-offs were $3.5 million compared to net charge-offs of $2.2 million for the fourth quarter of 2019.

The Company reported $22.9 million of non-interest income for the first quarter of 2020, compared to $28.0 million for the fourth quarter of 2019. The most important components of the fourth quarter non-interest income were $7.8 million from dividends from FHLB, FRB, FNBB & other equity investments, $6.6 million from service charges on deposits accounts, $6.1 million from other service charges and fees, $3.2 million from other income and $2.6 million from mortgage lending income. Non-interest income for the first quarter of 2020 includes $7.0 million in dividends related to a special dividend from an equity investment and a $5.8 million adjustment for the decline in fair market value of a marketable securities.

Non-interest expense for the first quarter of 2020 was $78.2 million compared to $71.3 million for the fourth quarter of 2019. The most important components of the fourth quarter non-interest expense were $39.3 million from salaries and employee benefits, $25.7 million in other expense and $8.9 million in occupancy and equipment expenses. For the first quarter of 2020, our efficiency ratio was 46.82%. Non-interest expense for the first quarter of 2020 included $7.8 million in unfunded commitments expense due to the adoption of CECL, $1.1 million in other professional fees related to outsourced special projects, and $711,000 in merger and acquisition expense.  Non-interest expense for the fourth quarter of 2019 included $631,000 in other professional fees related to an outsourced special project.

Financial Condition

Total loans receivable were $11.38 billion at March 31, 2020 compared to $10.87 billion at December 31, 2019. Total deposits were $11.51 billion at March 31, 2020 compared to $11.28 billion at December 31, 2019. Total assets were $15.53 billion at March 31, 2020 compared to $15.03 billion at December 31, 2019.

During the first quarter 2020, the Company experienced approximately $109.0 million in organic loan growth. Centennial CFG experienced $167.9 million of organic loan growth and had loans of $1.76 billion at March 31, 2020. Our legacy footprint experienced $58.9 million in organic loan decline during the quarter.

Non-performing loans at March 31, 2020 were $16.9 million, $39.5 million, $518,000, $3.0 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $59.9 million. Non-performing assets at March 31, 2020 were $20.6 million, $44.4 million, $552,000, $3.0 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $68.5 million.

The Company’s allowance for credit losses was $228.9 million at March 31, 2020, or 2.01% of total loans, compared to the allowance for loan losses of $102.1 million, or 0.94% of total loans, at December 31, 2019. As of March 31, 2020, and December 31, 2019, the Company’s allowance for credit losses and allowance for loan losses was 369.7% and 186.2% of its total non-performing loans, respectively.  The increase in the allowance for credit losses at March 31, 2020, is primarily attributable to the Company’s adoption of CECL and the provision for credit losses recorded during the first quarter 2020 for the effects of COVID-19 and the loans acquired from LH-Finance.

Stockholders’ equity was $2.43 billion at March 31, 2020 compared to $2.51 billion at December 31, 2019, a decrease of approximately $81.3 million. The decrease in stockholders’ equity is primarily associated with the $65.1 million decrease in retained earnings and the repurchase of $23.9 million of our common stock during the first quarter of 2020 which were partially offset by the $4.8 million increase in accumulated other comprehensive income.  Book value per common share was $14.72 at March 31, 2020 compared to $15.10 at December 31, 2019.  Tangible book value per common share (non-GAAP) was $8.61 at March 31, 2020 compared to $9.12 at December 31, 2019, a decrease of 5.59%.(1)
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(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release

Branches

The Company currently has 77 branches in Arkansas, 78 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 16, 2020.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10140220.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10140220, which will be available until April 23, 2020 at 10:59 p.m. CT (11:59 p.m. ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted, tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, disruptions and uncertainties in our business and operations as a result of the ongoing coronavirus pandemic, the ability to successfully integrate new acquisitions, legislative and regulatory changes and risks associated with current and future regulations, technological changes and cybersecurity risks, competition from other financial institutions, changes in the assumptions used in making the forward-looking statements, and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 26, 2020.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2020	2019	2019	2019	2019

ASSETS

Cash and due from banks	$147,200	$168,914	$171,492	$183,745	$141,027
Interest-bearing deposits with other banks	424,235	321,687	270,804	373,557	421,443
Cash and cash equivalents	571,435	490,601	442,296	557,302	562,470
Federal funds sold	-	-	1,650	1,075	1,700
Investment securities - available-for-sale, net of allowance for credit losses	2,098,000	2,083,838	2,087,508	2,053,939	2,013,123
Loans receivable	11,384,982	10,869,710	10,771,946	11,053,129	10,978,935
Allowance for credit losses	(228,923)	(102,122)	(104,304)	(106,066)	(106,357)
Loans receivable, net	11,156,059	10,767,588	10,667,642	10,947,063	10,872,578
Bank premises and equipment, net	281,795	280,103	277,966	278,821	279,012
Foreclosed assets held for sale	8,204	9,143	8,639	13,734	14,466
Cash value of life insurance	103,120	102,562	102,003	149,708	149,353
Accrued interest receivable	50,295	45,086	47,557	48,992	50,288
Deferred tax asset, net	77,110	44,301	53,436	58,517	64,061
Goodwill	973,025	958,408	958,408	958,408	958,408
Core deposit and other intangibles	35,055	36,572	38,136	39,723	41,310
Other assets	177,634	213,845	216,694	180,293	172,732
Total assets	$15,531,732	$15,032,047	$14,901,935	$15,287,575	$15,179,501

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,425,036	$2,367,091	$2,394,207	$2,575,696	$2,519,175
Savings and interest-bearing transaction accounts	7,149,644	6,933,964	6,620,616	6,774,162	6,650,181
Time deposits	1,940,234	1,977,328	2,032,547	1,997,458	1,898,096
Total deposits	11,514,914	11,278,383	11,047,370	11,347,316	11,067,452
Federal funds purchased	-	5,000	50,000	-	-
Securities sold under agreements to repurchase	126,884	143,727	157,038	142,541	152,239
FHLB and other borrowed funds	951,436	621,439	691,443	899,447	1,105,175
Accrued interest payable and other liabilities	138,479	102,410	117,332	107,695	124,172
Subordinated debentures	369,748	369,557	369,363	369,170	368,979
Total liabilities	13,101,461	12,520,516	12,432,546	12,866,169	12,818,017

Stockholders' equity
Common stock	1,651	1,664	1,669	1,675	1,682
Capital surplus	1,516,151	1,537,091	1,542,858	1,550,999	1,560,994
Retained earnings	891,498	956,555	904,980	853,964	803,629
Accumulated other comprehensive (loss) income	20,971	16,221	19,882	14,768	(4,821)
Total stockholders' equity	2,430,271	2,511,531	2,469,389	2,421,406	2,361,484
Total liabilities and stockholders' equity	$15,531,732	$15,032,047	$14,901,935	$15,287,575	$15,179,501

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2020	2019	2019	2019	2019	2020	2019

Interest income
Loans	$158,148	$161,211	$167,470	$165,816	$163,848	$158,148	$163,848
Investment securities
Taxable	9,776	9,707	10,343	10,650	10,706	9,776	10,706
Tax-exempt	3,114	3,260	3,193	3,183	3,379	3,114	3,379
Deposits - other banks	1,116	949	1,068	1,628	1,543	1,116	1,543
Federal funds sold	21	5	8	10	11	21	11

Total interest income	172,175	175,132	182,082	181,287	179,487	172,175	179,487

Interest expense
Interest on deposits	24,198	26,823	29,566	29,709	28,006	24,198	28,006
Federal funds purchased	13	33	21	-	-	13	-
FHLB borrowed funds	2,698	2,686	3,683	4,722	6,118	2,698	6,118
Securities sold under agreements to repurchase	462	652	628	630	634	462	634
Subordinated debentures	5,079	5,155	5,207	5,239	5,259	5,079	5,259

Total interest expense	32,450	35,349	39,105	40,300	40,017	32,450	40,017

Net interest income	139,725	139,783	142,977	140,987	139,470	139,725	139,470

Provision for credit loss - loans	76,672	-	-	1,325	-	76,672	-
Provision for credit loss - acquired loans	9,309	-	-	-	-	9,309	-
Provision for credit loss - investment securities	842	-	-	-	-	842	-
Total credit loss expense	86,823	-	-	1,325	-	86,823	-
Net interest income after
provision for credit losses	52,902	139,783	142,977	139,662	139,470	52,902	139,470

Non-interest income
Service charges on deposit accounts	6,631	6,778	6,492	6,259	6,401	6,631	6,401
Other service charges and fees	6,056	10,636	8,710	8,177	6,563	6,056	6,563
Trust fees	438	390	382	391	403	438	403
Mortgage lending income	2,621	3,801	4,610	3,457	2,435	2,621	2,435
Insurance commissions	678	551	603	515	609	678	609
Increase in cash value of life insurance	560	562	714	740	736	560	736
Dividends from FHLB, FRB, FNBB & other	7,842	1,952	1,101	1,149	3,505	7,842	3,505
Gain (loss) on SBA loans	341	686	291	355	241	341	241
Gain (loss) on branches, equipment and other assets, net	82	35	12	(129)	79	82	79
Gain (loss) on OREO, net	277	159	334	58	206	277	206
Gain (loss) on securities, net	-	(2)	-	-	-	-	-
Fair value adjustment for marketable securities	(5,818)	-	-	-	-	(5,818)	-
Other income	3,219	2,481	1,500	2,094	2,494	3,219	2,494

Total non-interest income	22,927	28,029	24,749	23,066	23,672	22,927	23,672

Non-interest expense
Salaries and employee benefits	39,329	38,446	39,919	37,976	37,836	39,329	37,836
Occupancy and equipment	8,873	8,729	9,047	8,853	8,823	8,873	8,823
Data processing expense	4,326	4,294	4,059	3,838	3,970	4,326	3,970
Other operating expenses	25,721	19,873	14,739	16,957	18,428	25,721	18,428

Total non-interest expense	78,249	71,342	67,764	67,624	69,057	78,249	69,057

(Loss) income before income taxes	(2,420)	96,470	99,962	95,104	94,085	(2,420)	94,085
Income tax (benefit) expense	(2,927)	23,208	27,199	22,940	22,735	(2,927)	22,735
Net income	$507	$73,262	$72,763	$72,164	$71,350	$507	$71,350

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(Dollars and shares in thousands, except per share data)	2020	2019	2019	2019	2019	2020	2019

PER SHARE DATA

Diluted earnings per common share	$-	$0.44	$0.44	$0.43	$0.42	$-	$0.42
Diluted earnings per common share, as adjusted, excluding outsourced special project expense, merger and acquisition expense, fair value adjustment for marketable securities, unfunded commitment expense, provision for credit losses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax (non-GAAP)(1)	0.43	0.44	0.44	0.44	0.42	0.43	0.42
Basic earnings per common share	-	0.44	0.44	0.43	0.42	-	0.42
Dividends per share - common	0.1300	0.1300	0.1300	0.1300	0.1200	0.1300	0.1200
Book value per common share	14.72	15.10	14.80	14.46	14.04	14.72	14.04
Tangible book value per common share (non-GAAP)(1)	8.61	9.12	8.83	8.50	8.10	8.61	8.10

STOCK INFORMATION

Average common shares outstanding	166,014	166,696	167,178	167,791	169,592	166,014	169,592
Average diluted shares outstanding	166,014	166,696	167,178	167,791	169,592	166,014	169,592
End of period common shares outstanding	165,148	166,373	166,860	167,466	168,173	165,148	168,173

ANNUALIZED PERFORMANCE METRICS

Return on average assets	0.01%	1.94%	1.93%	1.92%	1.92%	0.01%	1.92%
Return on average assets excluding outsourced special project expense, merger and acquisition expense, fair value adjustment for marketable securities, unfunded commitment expense, provision for credit losses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROA, as adjusted) (non-GAAP)(1)	1.88%	1.94%	1.96%	1.95%	1.92%	1.88%	1.92%
Return on average assets excluding intangible amortization (non-GAAP)(1)	0.05%	2.12%	2.10%	2.09%	2.09%	0.05%	2.09%
Return on average common equity	0.08%	11.71%	11.84%	12.18%	12.34%	0.08%	12.34%
Return on average common equity excluding outsourced special project expense, merger and acquisition expense, fair value adjustment for marketable securities, unfunded commitment expense, provision for credit losses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROE, as adjusted) (non-GAAP)(1)	11.48%	11.68%	12.08%	12.39%	12.34%	11.48%	12.34%
Return on average tangible common equity (non-GAAP)(1)	0.14%	19.55%	20.04%	21.01%	21.53%	0.14%	21.53%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	0.44%	19.86%	20.36%	21.35%	21.88%	0.44%	21.88%
Return on average tangible common equity excluding outsourced special project expense, merger and acquisition expense, fair value adjustment for marketable securities, unfunded commitment expense, provision for credit losses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROTCE, as adjusted) (non-GAAP)(1)	19.22%	19.51%	20.45%	21.37%	21.53%	19.22%	21.53%
Efficiency ratio	46.82%	41.26%	39.16%	39.93%	41.01%	46.82%	41.01%
Efficiency ratio, as adjusted (non-GAAP)(1)	41.37%	41.14%	40.60%	39.92%	40.52%	41.37%	40.52%
Net interest margin - FTE	4.22%	4.24%	4.32%	4.28%	4.30%	4.22%	4.30%
Fully taxable equivalent adjustment	$1,227	$1,322	$1,247	$1,319	$1,367	$1,227	$1,367
Total revenue (net)	162,652	167,812	167,726	164,053	163,142	162,652	163,142
Total purchase accounting accretion	7,647	9,133	8,462	9,240	9,055	7,647	9,055
Average purchase accounting loan discounts	69,365	91,869	112,623	122,197	131,596	69,365	131,596

OTHER OPERATING EXPENSES

Advertising	$1,226	$1,340	$1,201	$1,095	$1,051	$1,226	$1,051
Merger and acquisition expenses	711	-	-	-	-	711	-
Amortization of intangibles	1,517	1,565	1,587	1,587	1,586	1,517	1,586
Electronic banking expense	1,715	1,870	1,901	1,851	1,903	1,715	1,903
Directors' fees	424	396	380	392	434	424	434
Due from bank service charges	223	289	272	282	238	223	238
FDIC and state assessment	1,548	1,635	(532)	1,655	1,710	1,548	1,710
Hurricane expense	-	-	-	-	897	-	897
Insurance	746	790	698	661	697	746	697
Legal and accounting	919	1,633	1,414	989	981	919	981
Other professional fees	3,226	3,189	1,906	2,306	2,812	3,226	2,812
Operating supplies	535	469	511	505	536	535	536
Postage	327	327	320	293	326	327	326
Telephone	324	312	289	306	303	324	303
Unfunded commitments	7,775	-	-	-	-	7,775	-
Other expense	4,505	6,058	4,792	5,035	4,954	4,505	4,954

Total other operating expenses	$25,721	$19,873	$14,739	$16,957	$18,428	$25,721	$18,428

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2020	2019	2019	2019	2019

BALANCE SHEET RATIOS

Total loans to total deposits	98.87%	96.38%	97.51%	97.41%	99.20%
Common equity to assets	15.65%	16.71%	16.57%	15.84%	15.56%
Tangible common equity to tangible assets (non-GAAP)(1)	9.79%	10.80%	10.59%	9.96%	9.60%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,357,007	$4,412,769	$4,375,970	$4,495,558	$4,623,174
Construction/land development	1,892,394	1,776,689	1,827,454	1,930,838	1,649,303
Agricultural	89,630	88,400	87,087	85,045	76,092
Residential real estate loans
Residential 1-4 family	1,775,610	1,819,221	1,808,099	1,852,784	1,947,119
Multifamily residential	411,960	488,278	498,079	523,789	538,098
Total real estate	8,526,601	8,585,357	8,596,689	8,888,014	8,833,786
Consumer	852,174	511,909	469,741	455,554	448,093
Commercial and industrial	1,759,752	1,528,003	1,479,724	1,515,357	1,505,773
Agricultural	64,582	63,644	90,343	80,621	58,966
Other	181,873	180,797	135,449	113,583	132,317
Loans receivable	$11,384,982	$10,869,710	$10,771,946	$11,053,129	$10,978,935

Discount for credit losses on purchased loans	$58,894	$58,719	$89,615	$98,672	$106,617

ALLOWANCE FOR CREDIT LOSSES

Balance, beginning of period	$102,122	$104,304	$106,066	$106,357	$108,791
Impact of adopting ASC 326	43,988	-	-	-	-
Allowance for credit losses on acquired loans	357	-	-	-	-
Loans charged off	4,265	2,631	2,302	2,279	3,391
Recoveries of loans previously charged off	740	449	540	663	957
Net loans (recovered)/charged off	3,525	2,182	1,762	1,616	2,434
Provision for credit loss - loans	76,672	-	-	1,325	-
Provision for credit loss - acquired loans	9,309	-	-	-	-
Total credit loss expense excluding provision for credit loss - investment securities	85,981	-	-	1,325	-
Balance, end of period	$228,923	$102,122	$104,304	$106,066	$106,357

Net (recoveries) charge-offs to average total loans	0.13%	0.08%	0.06%	0.06%	0.09%
Allowance for credit losses to total loans	2.01%	0.94%	0.97%	0.96%	0.97%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$52,131	$47,607	$48,640	$52,841	$49,616
Loans past due 90 days or more	7,760	7,238	9,964	9,961	14,577
Total non-performing loans	59,891	54,845	58,604	62,802	64,193
Other non-performing assets
Foreclosed assets held for sale, net	8,204	9,143	8,639	13,734	14,466
Other non-performing assets	447	447	447	947	947
Total other non-performing assets	8,651	9,590	9,086	14,681	15,413
Total non-performing assets	$68,542	$64,435	$67,690	$77,483	$79,606

Allowance for credit losses for loans to non-performing loans	382.23%	186.20%	177.98%	168.89%	165.68%
Non-performing loans to total loans	0.53%	0.50%	0.54%	0.57%	0.58%
Non-performing assets to total assets	0.44%	0.43%	0.45%	0.51%	0.52%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2020			December 31, 2019
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$331,038	$1,116	1.36%	$234,159	$949	1.61%
Federal funds sold	5,218	21	1.62%	1,158	5	1.71%
Investment securities - taxable	1,710,288	9,776	2.30%	1,710,192	9,707	2.25%
Investment securities - non-taxable - FTE	374,198	4,090	4.40%	376,613	4,285	4.51%
Loans receivable - FTE	11,007,958	158,399	5.79%	10,866,386	161,508	5.90%
Total interest-earning assets	13,428,700	173,402	5.19%	13,188,508	176,454	5.31%
Non-earning assets	1,704,775			1,755,860
Total assets	$15,133,475			$14,944,368

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$7,041,303	$15,803	0.90%	$6,792,252	$17,406	1.02%
Time deposits	1,943,721	8,395	1.74%	2,025,032	9,417	1.84%
Total interest-bearing deposits	8,985,024	24,198	1.08%	8,817,284	26,823	1.21%
Federal funds purchased	6,264	13	0.83%	6,684	33	1.96%
Securities sold under agreement to repurchase	138,180	462	1.34%	159,719	652	1.62%
FHLB borrowed funds	623,525	2,698	1.74%	562,963	2,686	1.89%
Subordinated debentures	369,652	5,079	5.53%	369,462	5,155	5.54%
Total interest-bearing liabilities	10,122,645	32,450	1.29%	9,916,112	35,349	1.41%
Non-interest bearing liabilities
Non-interest bearing deposits	2,410,583			2,433,384
Other liabilities	119,143			112,466
Total liabilities	12,652,371			12,461,962
Shareholders' equity	2,481,104			2,482,406
Total liabilities and shareholders' equity	$15,133,475			$14,944,368
Net interest spread			3.90%			3.90%
Net interest income and margin - FTE		$140,952	4.22%		$141,105	4.24%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2020			March 31, 2019
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$331,038	$1,116	1.36%	$272,410	$1,543	2.30%
Federal funds sold	5,218	21	1.62%	1,491	11	2.99%
Investment securities - taxable	1,710,288	9,776	2.30%	1,595,605	10,706	2.72%
Investment securities - non-taxable - FTE	374,198	4,090	4.40%	390,754	4,424	4.59%
Loans receivable - FTE	11,007,958	158,399	5.79%	11,036,503	164,170	6.03%
Total interest-earning assets	13,428,700	173,402	5.19%	13,296,763	180,854	5.52%
Non-earning assets	1,704,775			1,782,909
Total assets	$15,133,475			$15,079,672

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$7,041,303	$15,803	0.90%	$6,596,895	$19,537	1.20%
Time deposits	1,943,721	8,395	1.74%	1,903,373	8,469	1.80%
Total interest-bearing deposits	8,985,024	24,198	1.08%	8,500,268	28,006	1.34%
Federal funds purchased	6,264	13	0.83%	-	-	0.00%
Securities sold under agreement to repurchase	138,180	462	1.34%	150,803	634	1.71%
FHLB borrowed funds	623,525	2,698	1.74%	1,159,629	6,118	2.14%
Subordinated debentures	369,652	5,079	5.53%	368,884	5,259	5.78%
Total interest-bearing liabilities	10,122,645	32,450	1.29%	10,179,584	40,017	1.59%
Non-interest bearing liabilities
Non-interest bearing deposits	2,410,583			2,439,520
Other liabilities	119,143			115,911
Total liabilities	12,652,371			12,735,015
Shareholders' equity	2,481,104			2,344,657
Total liabilities and shareholders' equity	$15,133,475			$15,079,672
Net interest spread			3.90%			3.93%
Net interest income and margin - FTE		$140,952	4.22%		$140,837	4.30%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2020	2019	2019	2019	2019	2020	2019

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$507	$73,262	$72,763	$72,164	$71,350	$507	$71,350
Pre-tax adjustments
Outsourced special project expense	1,092	631	-	-	900	1,092	900
Merger and acquisition expenses	711	-	-	-	-	711	-
Fair value adjustment for marketable securities	5,818	-	-	-	-	5,818	-
Unfunded commitment expense	7,775	-	-	-	-	7,775	-
Provision for credit losses	86,823	-	-	1,325	-	86,823	-
Special dividend from equity investment	(7,004)	(861)	-	-	(2,134)	(7,004)	(2,134)
FDIC Small Bank Assessment Credit	-	-	(2,291)	-	-	-	-
Hurricane expenses	-	-	-	-	897	-	897
Total pre-tax adjustments	95,215	(230)	(2,291)	1,325	(337)	95,215	(337)
Tax-effect of adjustments	24,884	(59)	(592)	342	(87)	24,884	(87)
Adjustments after-tax	70,331	(171)	(1,699)	983	(250)	70,331	(250)
Florida tax savings	-	-	(497)	252	245	-	245
BOLI redemption tax	-	-	3,667	-	-	-	-
Total adjustments after-tax (B)	70,331	(171)	1,471	1,235	(5)	70,331	(5)
Earnings, as adjusted (C)	$70,838	$73,091	$74,234	$73,399	$71,345	$70,838	$71,345

Average diluted shares outstanding (D)	166,014	166,696	167,178	167,791	169,592	166,014	169,592

GAAP diluted earnings per share: (A/D)	$-	$0.44	$0.44	$0.43	$0.42	$-	$0.42
Adjustments after-tax: (B/D)	0.43	-	-	0.01	-	0.43	-
Diluted earnings per common share, as adjusted, excluding outsourced special project expense, merger and acquisition expense, fair value adjustment for marketable securities, unfunded commitment expense, provision for credit losses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (C/D)	$0.43	$0.44	$0.44	$0.44	$0.42	$0.43	$0.42

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/E)	0.01%	1.94%	1.93%	1.92%	1.92%	0.01%	1.92%
Return on average assets excluding excluding outsourced special project expense, merger and acquisition expense, fair value adjustment for marketable securities, unfunded commitment expense, provision for credit losses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROA, as adjusted) ((A+D)/E)	1.88%	1.94%	1.96%	1.95%	1.92%	1.88%	1.92%
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	0.05%	2.12%	2.10%	2.09%	2.09%	0.05%	2.09%

GAAP net income available to common shareholders (A)	$507	$73,262	$72,763	$72,164	$71,350	$507	$71,350
Amortization of intangibles (B)	1,517	1,565	1,587	1,587	1,586	1,517	1,586
Amortization of intangibles after-tax (C)	1,121	1,161	1,177	1,177	1,177	1,121	1,177
Adjustments after-tax (D)	70,331	(171)	1,471	1,235	(5)	70,331	(5)
Average assets (E)	15,133,475	14,944,368	14,993,232	15,098,600	15,079,672	15,133,475	15,079,672
Average goodwill, core deposits & other intangible assets (F)	999,004	995,721	997,309	998,898	1,000,494	999,004	1,000,494

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2020	2020	2019	2019	2019	2020	2019

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	0.08%	11.71%	11.84%	12.18%	12.34%	0.08%	12.34%
Return on average common equity excluding outsourced special project expense, merger and acquisition expense, fair value adjustment for marketable securities, unfunded commitment expense, provision for credit losses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROE, as adjusted) ((A+C)/D)	11.48%	11.68%	12.08%	12.39%	12.34%	11.48%	12.34%
Return on average tangible common equity: (A/(D-E))	0.14%	19.55%	20.04%	21.01%	21.53%	0.14%	21.53%
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	0.44%	19.86%	20.36%	21.35%	21.88%	0.44%	21.88%
Return on average tangible common equity excluding outsourced special project expense, merger and acquisition expense, fair value adjustment for marketable securities, unfunded commitment expense, provision for credit losses, special dividend from equity investment, FDIC Small Bank Assessment Credit, hurricane expense, Florida tax savings and BOLI redemption tax: (ROTCE, as adjusted) ((A+C)/(D-E))	19.22%	19.51%	20.45%	21.37%	21.53%	19.22%	21.53%

GAAP net income available to common shareholders (A)	$507	$73,262	$72,763	$72,164	$71,350	$507	$71,350
Earnings excluding intangible amortization (B)	1,628	74,423	73,940	73,341	72,527	1,628	72,527
Adjustments after-tax (C)	70,331	(171)	1,471	1,235	(5)	70,331	(5)
Average common equity (D)	2,481,104	2,482,406	2,437,820	2,376,718	2,344,657	2,481,104	2,344,657
Average goodwill, core deposits & other intangible assets (E)	999,004	995,721	997,309	998,898	1,000,494	999,004	1,000,494

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	46.82%	41.26%	39.16%	39.93%	41.01%	46.82%	41.01%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	41.37%	41.14%	40.60%	39.92%	40.52%	41.37%	40.52%

Net interest income (A)	$139,725	$139,783	$142,977	$140,987	$139,470	$139,725	$139,470
Non-interest income (B)	22,927	28,029	24,749	23,066	23,672	22,927	23,672
Non-interest expense (C)	78,249	71,342	67,764	67,624	69,057	78,249	69,057
Fully taxable equivalent adjustment (D)	1,227	1,322	1,247	1,319	1,367	1,227	1,367
Amortization of intangibles (E)	1,517	1,565	1,587	1,587	1,586	1,517	1,586

Adjustments:
Non-interest income:
Special dividend from equity investment	$7,004	$861	$-	$-	$2,134	$7,004	$2,134
Fair value adjustment for marketable securities	(5,818)	-	-	-	-	(5,818)	-
Gain (loss) on OREO	277	159	334	58	206	277	206
Gain (loss) on branches, equipment and other assets, net	82	35	12	(129)	79	82	79
Gain (loss) on securities	-	(2)	-	-	-	-	-
Total non-interest income adjustments (F)	$1,545	$1,053	$346	$(71)	$2,419	$1,545	$2,419

Non-interest expense:
FDIC Small Bank Assessment Credit	$-	$-	$(2,291)	$-	$-	$-	$-
Merger Expenses	711	-	-	-	-	711	-
Hurricane damage expense	-	-	-	-	897	-	897
Outsourced special project expense	1,092	631	-	-	900	1,092	900
Unfunded commitment expense	7,775	-	-	-	-	7,775	-
Total non-interest expense adjustments (G)	$9,578	$631	$(2,291)	$-	$1,797	$9,578	$1,797

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2020	2019	2019	2019	2019

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$14.72	$15.10	$14.80	$14.46	$14.04
Tangible book value per common share: ((A-C-D)/B)	8.61	9.12	8.83	8.50	8.10

Total stockholders' equity (A)	$2,430,271	$2,511,531	$2,469,389	$2,421,406	$2,361,484
End of period common shares outstanding (B)	165,148	166,373	166,860	167,466	168,173
Goodwill (C)	973,025	958,408	958,408	958,408	958,408
Core deposit and other intangibles (D)	35,055	36,572	38,136	39,723	41,310

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	15.65%	16.71%	16.57%	15.84%	15.56%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	9.79%	10.80%	10.59%	9.96%	9.60%

Total assets (A)	$15,531,732	$15,032,047	$14,901,935	$15,287,575	$15,179,501
Total stockholders' equity (B)	2,430,271	2,511,531	2,469,389	2,421,406	2,361,484
Goodwill (C)	973,025	958,408	958,408	958,408	958,408
Core deposit and other intangibles (D)	35,055	36,572	38,136	39,723	41,310